Exhibit 99.1

Dollar Financial Corp. Announces The Acquisition of We The People Forms and Service Centers USA, Inc.

BERWYN,   Pa.,  Mar  08,  2005  (BUSINESS  WIRE)  --  Dollar   Financial  Corp.,
(NASDAQ:DLLR) a leading international financial services company serving under-banked customers, today announced that it has completed the acquisition of the assets of We the People Forms and Service Centers USA, Inc.. We the People is the market leader for retail-based legal document preparation services in the United States. The total consideration for the acquisition includes cash consideration of $12.0 million, $3.0 million of cash consideration contingent on the We the People's attainment of certain future financial targets and 141,935 shares of Dollar Financial Corp. common stock. Dollar will also assume up to $750,000 of We the People liabilities.

We the People, based in Santa Barbara, CA, provides affordable legal document preparation services through its 170 franchised locations in 30 states. The Company was founded by Ira and Linda Distenfield in 1996, both of whom will remain in senior management roles under long-term employment contracts. For the fiscal year ending December 31, 2003, which is the last year that audited financial statements are available, We the People reported revenue of $7.8 million.

"While relatively modest in scale, the acquisition of We the People is a meaningful step in our ongoing strategy of further building out our diversified product mix," commented Don Gayhardt, President of Dollar Financial. "We see an excellent opportunity to further develop the We the People business through a focused effort on selling new franchise territories and opening new franchised and company-owned stores to serve this developing marketplace. Furthermore, the demographics of the legal document customers are similar to the customer demographics we currently serve with our other products. This acquisition also enhances our ability to leverage our corporate infrastructure and current store footprint, whereby we can offer these new products through some of our existing store locations in the United States. In all, we are very excited about this acquisition as it is an ideal fit into our existing diversified product portfolio."

Mr. Gayhardt continued, "From a financial perspective, this acquisition is attractively valued and is expected to be immediately accretive. Furthermore, in fiscal 2004, We the People added 51 new franchise store locations, which should provide strong revenue growth as these stores mature. In addition, Dollar Financial is in the process of developing an integration plan with which to capture operating synergies inherent in combining the We the People business with Dollar Financial's existing operations. As a result, the company expects that the We the People business will represent a meaningful contribution to the long term profitability of Dollar Financial."

About Dollar Financial Corp.

Dollar Financial Corp. is a leading international financial services company serving under-banked consumers. The Company's customers are typically lower-and middle


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income  working-class  individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of diversified consumer financial products and services primarily consisting of check cashing, short-term consumer loans, Western Union money order and money transfer products, reloadable VISA branded debit cards, electronic tax filing and bill payment services.

The Company operates a network of 1,316 stores, including the 170 We the People franchised locations and 671 company-operated stores, in 34 states, the District of Columbia, Canada and the United Kingdom. The Company's store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. Dollar Financial's customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the Company's convenient neighborhood locations, extended operating hours and high-quality customer service. For more information, please visit the Company's website at www.dfg.com.

Forward Looking Statement

This news release contains forward-looking statements, including statements regarding the impact of the We the People business on the Company's business and future prospects. These forward-looking statements involve risks and uncertainties, including risks related to the impact of the We the People acquisition on the Company's business, results of operations, financial condition and prospects. The expansion into new products and services, such as the We the People acquisition, will present new challenges to the Company's business and will require additional management time. A more complete description of these and other risks, uncertainties and assumptions is included in our filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in our recent final prospectus from the Company's initial public offering filed with the SEC on January 31, 2005. You should not place undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

SOURCE: Dollar Financial Corp.

Dollar Financial Corp.
Donald F. Gayhardt, 610-640-5925